UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2011

DAIS ANALYTIC CORPORATION

(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the applicable documents described below. The discussion is qualified in its entirety by the full text of the Securities Amendment and Exchange Agreement, Amended and Restated Convertible Promissory Note, Stock Purchase Warrants, Amendment to 2007 Warrant, Amendment to 2009 Warrant, Note and Warrant Purchase Agreement, Secured Convertible Promissory Note, Patent Security Agreement and other documents, copies of which are attached to this Current Report on Form 8-K as exhibits 10.1 through 10.10.

Securities Amendment and Exchange Agreement

Amended and Restated Convertible Promissory Note

On March 22, 2011, Dais Analytic Corporation (the “Company”) entered into a Securities Amendment and Exchange Agreement and an Amended and Restated Convertible Promissory Note (“Convertible Note”, collectively “Exchange Agreements”) with Platinum-Montaur Life Sciences, LLC (“Investor”). Pursuant to the terms and subject to the conditions set forth in the Exchange Agreements, the Company and the Investor amended and restated the $1,000,000 unsecured promissory note issued by the Company to Investor on or about December 17, 2009 (“Original Note”) to, among other things, extend the term to March 22, 2012 (“Convertible Note”). Interest in the amount of 10% per annum, commencing on December 17, 2009 and calculated on a 365 day year, and the principal amount of $1,000,000 will be paid on March 22, 2012. Subject to the terms and conditions of the Convertible Note, including those limitations on conversion described in Item 2.03 below, the outstanding principal and interest under the Convertible Note will automatically convert into shares of the Company’s common stock at the then-effective conversion price upon the closing of a qualified firm commitment underwritten public offering or may be voluntarily converted by the Investor at anytime during the term. The initial conversion price is $.26 per share. Any principal or interest which is not converted will be repaid by the Company at the earlier of a qualified offering ( as described herein) or March 22,2012.

Pursuant to and during the term of the Convertible Note, the Company is not to issue or allow to exist any obligation for borrowed money, except for subordinate indebtedness in payment and priority, trade payables incurred in the ordinary course of business, purchase money secured indebtedness for equipment or inventory, unsecured and subordinate indebtedness to, or unsecured and subordinate working capital guarantees provided by, the Export Import Bank of the United States (the “EXIM Bank”), and indebtedness evidenced by the promissory note dated February 19, 2010 issued to RBC Capital Markets- Custodian of Leonard Samuels IRA (as amended) in the principal amount of $620,000.

In connection with the above mentioned qualified offering, and subject to the terms and conditions of the Convertible Note, the Company will use reasonable efforts to include the Investor’s securities in such offering. Pursuant to the terms and conditions of the Exchange Agreements, the Investor will not sell, offer to sell or otherwise transfer or dispose of (other than to affiliates) any securities of the Company held by it for a period of 180 days from the date of the final prospectus relating to such qualified offering, except for releases as more fully described in the Exchange Agreements.

Note and Warrant Purchase Agreement

Secured Convertible Promissory Note

Patent Security Agreement

On March 22, 2011, the Company entered into a Note and Warrant Purchase Agreement, Secured Convertible Promissory Note and Patent Security Agreement (“Financing Agreements”) with the Investor. Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, the Investor has provided a bridge loan in the amount of $1,500,000 (“Loan”) to the Company, which will be secured in all patents, patent applications and similar protections of the Company and all rents, royalties, license fees and “accounts” with respect to such intellectual property assets. Pursuant to the Secured Convertible Promissory Note (“Secured Note”), interest in the amount of 10% per annum, calculated on a 365 day year, and the principal amount of $1,500,000 will be paid on March 22, 2012, but repayment is accelerated upon a qualified offering as described more fully under Item 2.03 below and incorporated herein by reference. In the event of such qualified offering, and subject to the terms and conditions of the Secured Note, the outstanding principal and interest under the Secured Note, will automatically convert, subject to the limitations on conversion described in Item 2.03 below, into shares of the Company’s common stock at the then-effective conversion price upon the closing of such qualified offering. The initial conversion price is $.26 per share. Any principal or interest which is not converted will be repaid by the Company at the earlier of the qualified offering or March 22, 2012. No cash fees were paid to any party to the transaction in exchange for lending the money.

Pursuant to and during the term of this note the Company is not to issue or permit to exist any obligation for borrowed money, except for trade payables incurred in the ordinary course of business, purchase money secured indebtedness for equipment or inventory, unsecured and subordinate indebtedness to, or unsecured and subordinate working capital guarantees provided by, the EXIM Bank, the promissory note dated February 19, 2010 issued to RBC Capital Markets- Custodian of Leonard Samuels IRA (as amended) in the principal amount of $620,000, the Amended and Restated Convertible Promissory Note, dated March 22, 2011, issued to the Investor in the principal amount of $1,000,000 and other unsecured indebtedness for borrowed money in an amount not to exceed $750,000.

Pursuant to the Patent Security Agreement, the Company shall not, without the Investor’s prior consent, sell, dispose or otherwise transfer all or any portion of the Collateral, except for license grants in the ordinary course of business. In addition, the Company will take all actions reasonably necessary to prosecute to allowance applications for patents and maintain all patents, and to seek to recover damages for infringement, misappropriation or dilution of the Collateral with limited exceptions.

Warrants

On March 22, 2011, in connection with the Exchange Agreements, the Company entered into Amendment to 2007 Warrant and Amendment to 2009 Warrant to extend the terms of the Stock Purchase Warrant, dated on or about December 31, 2007, and Stock Purchase Warrant, dated on or about March 12, 2009, respectively, to March 22, 2016 and to provide for cashless exercise unless such warrant shares are registered for resale under a registration statement. In addition, on March 22, 2011, in connection with the aforementioned agreements, the Company issued a Stock Purchase Warrant to the Investor to purchase 1,000,000 shares of the Company’s common stock at $0.45 per share, exerciseable commencing on the earliest of the consummation of the qualified offering (as defined in the Exchange Agreements), the date of conversion of the Convertible Note in full, or the date of conversion of the Convertible Note by the Investor in the greatest number of shares of the Company’s common stock not to the limitation on conversion discussed in Item 2.03 below and terminating on March 22, 2016.

In addition, on March 22, 2011, in connection with the Financing Agreements, the Company issued a Stock Purchase Warrant to the Investor to purchase 3,000,000 shares of the Company’s common stock at $0.45 per share, exerciseable until March 22, 2012.

The Stock Purchase Warrants may be exercised in a “cashless” manner unless the warrant shares are registered for resale under an effective registration statement.

The Company valued the warrants at approximately $1,204,800.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described more fully under Item 1.01 and incorporated herein by reference, pursuant to the terms and subject to the conditions set forth in the Exchange Agreements and Financing Agreements, the Convertible Note and Secured Convertible Promissory Note are due on March 22, 2012 but repayment is accelerated upon the closure of a qualified firm commitment underwritten public offering of at least $5,000,000 in aggregate proceeds to the Company (after deduction for underwriters’ discounts and expenses) .. In such an event, repayment will be made by conversion of all outstanding principal and interest under the Convertible Note and Secured Convertible Promissory Note into shares of the Company’s common stock; provided, however, that in the event the conversion in full of the amounts outstanding under the Convertible Note and the Secured Convertible Promissory Note would result in the Investor beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time (“Threshold”) , the Company will, instead of issuing any shares of common stock in excess of 9.99%, use the proceeds of such qualified offering to repay such excess amounts with respect to the balance of amounts then-outstanding under the Convertible Note and Secured Convertible Promissory Note. The Investor may chose to waive the Threshold and convert all or part of the excess amounts.

If an Event of Default occurs, the Investor has the right to declare the principal of the Convertible Note and the Secured Note, all accrued interest and any other amounts due under the Convertible Note and the Secured Note immediately due and payable. An Event of Default with respect to the Convertible Note includes, among other things, a failure to pay principal or interest on the date due; commencement of an insolvency proceeding by or against the Company; failure to comply with obligations under the Exchange Agreements or Warrants; or default in any payment of principal or interest of any indebtedness, aggregate principal amount of which is in excess of $100,000, or default in performance of any other agreement relating to indebtedness, the effect of which causes such indebtedness to become due prior to maturity. An Event of Default with respect to the Secured Note includes, among other things, a failure to pay principal or interest on the date due; commencement of an insolvency proceeding by or against the Company; failure to comply with obligations under the Financing Agreements; or default in any payment of principal or interest of any indebtedness, aggregate principal amount of which is in excess of $100,000, or default in performance of any other agreement relating to indebtedness, the effect of which causes such indebtedness to become due prior to maturity.

Item 3.02. Unregistered Sales of Equity Securities

On March 22, 2011, subject to the terms and conditions therein, the Company issued the above mentioned two Stock Purchase Warrants in favor of the Investor to purchase 1,000,000 and 3,000,000 shares of the Company’s common stock at $0.45 per share, respectively, and the Secured Note and Convertible Note the principal of which is convertible into approximately up to 3,846,154 and 5,769,231 shares of the Company’s common stock, respectively, at an initial Conversion Price of $0.26 per share. The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for the issuance of these securities. The Investor represented that it took the securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities. These securities have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exh. No.	Description

10.1	Securities Amendment and Exchange Agreement by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated as of March 22, 2011.

10.2	Amended and Restated Convertible Promissory Note by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011.

10.3	Form of Warrant by and between the Registrant and Investors dated 2007 and 2008.

10.4	Amendment to 2007 Warrant by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011

10.5	Amendment to 2009 Warrant by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011

10.6	Stock Purchase Warrant by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011

10.7	Note and Warrant Purchase Agreement by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011*

10.8	Secured Convertible Promissory Note by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011

10.9	Stock Purchase Warrant by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011

10.10	Patent Security Agreement by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated March 22, 2011*

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

By:	/s/ Timothy N. Tangredi

Timothy N. Tangredi Chief Executive Officer and President

Dated: March 28, 2011